UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULED 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Securities Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant                                                                           ☑
Filed by a Party other than the Registrant                                          ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material Pursuant to sec.240.14a-12

 _____________________________________________________________
(Name of Registrant as Specified in Its Charter)

______________________________________________________________
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑  No fee required.
☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:
______________________________________________________________________________

(2)  Aggregate number of securities to which transaction applies:
______________________________________________________________________________

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)
______________________________________________________________________________

(4)Proposed maximum aggregate value of transaction:
______________________________________________________________________________

(5)Total fee paid:
______________________________________________________________________________

☐  Fee paid previously with preliminary materials.
______________________________________________________________________________
☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:
_____________________________________________________________________________
(2)  Form, Schedule or Registration Statement No.
_____________________________________________________________________________
(3)  Filing Party:
_____________________________________________________________________________
(4)  Date Filed:
_____________________________________________________________________________

The following e-mail was sent to certain PG&E Corporation and Pacific Gas and Electric Company employees on May 7, 2008.

Re:           Voting Your PG&E Corporation Shares

To PG&E Corporation and Pacific Gas and Electric Company Officers and Directors:

I am writing to remind you to vote your shares of PG&E Corporation stock on the items of business that will be considered at the Corporation’s 2008 Annual Meeting of Shareholders on May 14.

If you owned shares of PG&E Corporation stock on March 17, 2008, you should have received a copy of the Joint Proxy Statement, along with a proxy card.

The items of business to be considered at the Annual Meeting, and the voting recommendations of the PG&E Corporation Board of Directors, are as follows:

•	Item 1: Election of directors (The Board of Directors recommends voting FOR all nominees.)

•	Item 2: Ratification of the appointment of the independent registered public accounting firm for 2008 (The Board of Directors recommends voting FOR this proposal.)

•	Items 3-5: Shareholder proposals (The Board of Directors recommends voting AGAINST each of these proposals.)

Your vote is important.  If you have not already done so, please submit your proxy or voting instructions at your earliest convenience.  You may do this over the Internet, by phone, or by mail.  Specific instructions on Internet and phone voting are included on your proxy card.  Please remember to vote all shares that you may hold in different accounts, including shares held in your own name, through the Retirement Savings Plan (401(k) plan), or in “street name” through a bank, broker, or other nominee.

If you have any questions, please contact me at (415) 267-7017.

Thank you.

Linda Y.H. Cheng
Vice President, Corporate Governance
and Corporate Secretary